Exhibit 99.1

SPRINGFIELD BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS
 TO BE HELD ON JUNE 27, 2018

Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPRINGFIELD BANCSHARES, INC. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement/Prospectus, each dated May [•], 2018, regarding the Special Meeting of Stockholders of Springfield Bancshares, Inc. (“Springfield”) to be held on June 27, 2018 (the “Springfield special meeting”), and any adjournments or postponements thereof. The undersigned hereby revokes all prior proxies and hereby appoints Robert C. Fulp and Monte McNew with full power of substitution as proxy of the undersigned to represent the undersigned and to vote all shares of common stock of Springfield Bancshares, Inc. that the undersigned would be entitled to vote if personally present at the Springfield special meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is given, this proxy will be voted: (i) “FOR” approval of the Merger Proposal (as defined below), (ii) “FOR” approval of the Adjournment Proposal (as defined below) and (iii) in the discretion of the proxy holders on any other matter that may properly come before the Springfield special meeting. If you vote to “ABSTAIN” regarding the Merger Proposal, it will have the same effect as an “AGAINST” vote with respect to the Merger Proposal. You may revoke this proxy at any time prior to the vote of the stockholders at the Springfield special meeting.

The Board of Directors recommends a vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

1.

To approve the Agreement and Plan of Merger, dated as of April 17, 2018, between QCR Holdings, Inc. (“QCR”) and Springfield, pursuant to which Springfield will merge with and into QCR, and the transactions contemplated therein (the “Merger Proposal”).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

To approve the adjournment of the special meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the merger agreement and the transactions contemplated therein (the “Adjournment Proposal”).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

In his discretion, the proxy is authorized to vote upon such other business that may properly come before the Springfield special meeting and any adjournments thereof.

[Signature page follows]

Please date this proxy and sign exactly as your name or names appear on your stock certificates. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If the stockholder is an individual, the stockholder or the stockholder’s authorized representative shall date and sign the signature block directly below.

Dated:	, 2018
Signature

Printed Name/Title

Signature (if held jointly)

Printed Name (if held jointly)

If the stockholder is an entity (such as a trust, corporation, partnership or limited liability company), a duly authorized person on behalf of the stockholder shall date and sign the signature block directly below.

Dated:	, 2018
Legal Name of Entity

By:
Name:
Title:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

BY USING THE ENCLOSED ENVELOPE TO:

Springfield Bancshares, Inc.
2006 South Glenstone Avenue
Springfield, MO 65804
Attention: Staci Ogle, Corporate Secretary